PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: Genevieve Haldeman Vice President of Global Communications (831) 458-7343

Plantronics Announces Fourth Quarter & Fiscal Year 2014 Results

Earnings per Share Exceeds Guidance; Annual UC Net Revenues Grow 27% Year-over-Year; Dividend Increase from $0.10 to $0.15 per Quarter

SANTA CRUZ, CA - April 29, 2014 - Plantronics, Inc. (NYSE: PLT) today announced fourth quarter and fiscal year 2014 results. Highlights of the quarter include the following (comparisons are against the fourth quarter of fiscal year 2013):

•	Net revenues were $209.1 million compared with $204.2 million.

•	GAAP gross margin was 53.1% compared with 52.0%

◦	Non-GAAP gross margin was 53.5% compared with 52.3%.

•	GAAP operating income was $35.5 million compared with $36.9 million

◦	Non-GAAP operating income was $41.7 million compared with $41.9 million

•	GAAP diluted earnings per share (“EPS”) was $0.65, above our guidance of $0.52 to $0.58.

◦	Non-GAAP diluted EPS was $0.74, above our guidance of $0.62 to $0.68.

Q4 Fiscal Year 2014 GAAP Results

	Q4 2014		Q4 2013		Change (%)
Net revenues	$209.1	million	$204.2	million	2.4%
Operating income	$35.5	million	$36.9	million	(3.8)%
Operating margin	17.0%		18.1%
Diluted EPS	$0.65		$0.67		(3.0)%

Q4 Fiscal Year 2014 Non-GAAP Results

	Q4 2014		Q4 2013		Change (%)
Operating income	$41.7	million	$41.9	million	(0.5)%
Operating margin	20.0%		20.5%
Diluted EPS	$0.74		$0.71		4.2%

Fiscal Year 2014 GAAP Results

	2014		2013		Change (%)
Net revenues	$818.6	million	$762.2	million	7.4%
Operating income	$140.1	million	$138.1	million	1.4%
Operating margin	17.1%		18.1%
Diluted EPS	$2.59		$2.49		4.0%

Fiscal Year 2014 Non-GAAP Results

	2014		2013		Change (%)
Operating income	$166.1	million	$160.4	million	3.6%
Operating margin	20.3%		21.0%
Diluted EPS	$2.85		$2.77		2.9%

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

“Fiscal 2014 was a year of investment in infrastructure, people and product ahead of what we expect to be a substantial Unified Communications (“UC”) revenue opportunity within the next several years,” stated Ken Kannappan, President & CEO. “As we begin fiscal year 2015, we plan to invest at a moderated pace, with the expectation that earnings will grow commensurate with revenue.”

“We generated approximately $49 million in cash flow from operations in the fourth quarter of fiscal year 2014 and approximately $141 million for the full fiscal year. We grew our cash, cash equivalents and short and long term investments position to approximately $436 million from approximately $426 million at the end of the prior fiscal year, while repurchasing about $86 million in stock,” said Pam Strayer, Senior Vice President and Chief Financial Officer.

OCC net revenues increased 6% to $150.5 million in the fourth quarter of fiscal year 2014 compared with $142.7 million in the fourth quarter of fiscal year 2013 driven by the strength of our UC revenues. Net revenues from UC products, a subset of OCC, grew by 18% to $43.6 million in the fourth quarter of fiscal year 2014 compared with $36.9 million in the fourth quarter of fiscal year 2013.

Mobile net revenues were $49.1 million in the fourth quarter of fiscal year 2014, slightly down from $49.9 million in the fourth quarter of fiscal year 2013. Fiscal year 2013 included a short-term spike in demand related to the enforcement of the hands-free driving law in China beginning in January 2013.

Plantronics Increases Quarterly Dividend From $0.10 to $0.15

We are also announcing that we have declared a quarterly dividend of $0.15 per common share, a five-cent increase over the previous quarter's dividend, to be paid on June 10, 2014 to all shareholders of record as of the close of business on May 20, 2014.

"We returned $103 million to our stockholders in fiscal year 2014 through our share repurchases and quarterly dividends, representing essentially all of our domestic cash generation,” stated Pam Strayer, SVP & Chief Financial Officer. “The dividend increase is commensurate with our philosophy of returning approximately one third of our domestic cash generation to our stockholders via dividends, with the balance being share repurchases.”

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

We have a “book and ship” business model whereby we fulfill the majority of orders received within 48 hours of receipt of those orders. However, our backlog is occasionally subject to cancellation or rescheduling by our customers on short notice with little or no penalty. Therefore, there is a lack of meaningful correlation between backlog at the end of a fiscal period and net revenues in a succeeding fiscal period.

Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize. Additionally, the implementation of our new ERP system in the June quarter may reduce revenue visibility and short-term expense management.

Subject to the foregoing, we currently expect the following range of financial results for the first quarter of fiscal year 2015:

•	Net revenues of $205 million to $215 million;

•	GAAP operating income of $31 million to $35 million;

•	Non-GAAP operating income of $38 million to $42 million, excluding the impact of $7 million from stock-based compensation and purchase accounting amortization from GAAP operating income;

•	Assuming approximately 42.9 million diluted average weighted shares outstanding:

•	GAAP diluted EPS of $0.54 to $0.61;

•	Non-GAAP diluted EPS of $0.65 to $0.72; and

•	Cost of stock-based compensation and purchase accounting amortization to be approximately $0.11 per diluted share.

Please see our updated Investor Relations Presentation available on our corporate website at www.plantronics.com/ir.

Conference Call Scheduled to Discuss Financial Results

We have scheduled a conference call to discuss fourth quarter and full year fiscal year 2014 results. The conference call will take place today, April 29, 2014, at 2:00 PM (Pacific Time). All interested investors and potential investors in our stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Plantronics Conference Call.”  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID # 10253522 will be available until May 29, 2014 at (855) 859-2056 or (800) 585-8367 for callers from North America and at (404) 537-3406 for all other callers. The conference call will also be simultaneously webcast in the Investor Relations section of our corporate website at www.plantronics.com/ir, and the webcast of the conference call will remain available on our website for one month.

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

Investor Meeting & Factory Tour in Mexico

We will be holding an investor meeting and factory tour at our award winning manufacturing facility in Tijuana, Mexico on June 25, 2014.

In addition to an overview of our manufacturing operations, Ken Kannappan, President & CEO, Pam Strayer, SVP & CFO and Joe Burton, SVP & CTO will provide overviews of our strategy, market opportunities, business model and product innovation.

For more information, please contact Lisa Demmert: lisa.demmert@plantronics.com

Plamex (Plantronics Mexico) has won dozens of global awards including being ranked #1 as a “Great Place to Work" in Mexico for the past 4 years.  We also recently received the 2013 Award for Corporate Excellence (ACE) by U.S. Secretary of State John Kerry.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, which are adjusted to exclude certain non-cash expenses and charges from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS, including stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.  We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our expectations regarding our investments in fiscal year 2015; (ii) our expectations regarding earnings and revenue growth, (iii) our philosophy of returning cash to stockholders, (iv) our estimates of GAAP and non-GAAP financial results for the first quarter of fiscal year 2015, including net revenues, operating income and diluted EPS; (v) our estimates of stock-based compensation and purchase accounting amortization and other related charges, as well as the impact of these non-cash expenses on Non-GAAP operating income and diluted EPS for the first quarter of fiscal year 2015; and (vi) our estimate of weighted average shares outstanding for the first quarter of fiscal year 2015, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are: Micro and macro economic conditions in our domestic and international markets;

•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by a variety of factors including the following: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., and Alcatel-Lucent, and we have a limited ability to influence such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions, and our support expenditures may substantially increase over time due to the complex nature of the platforms and product offerings developed by the major UC providers as these platforms and product offerings continue to evolve and become more commonly adopted; (iii) the development of UC solutions is technically complex and this may delay or limit our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers on a timely basis; (iv) our development of UC solutions is dependent on our ability to implement and execute new and different processes in connection with the design, development and manufacturing of complex electronic systems comprised of hardware, firmware and software that must work in a wide variety of environments and multiple variations, which may in some instances increase the risk of development delays or errors and require the hiring of new personnel and/or fourth party contractors which increases our costs; (v) because UC offerings involve complex integration of hardware and software with UC infrastructure, our sales model and expertise will need to continue to evolve; (vi) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; (vii) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate; and, (viii) UC may evolve rapidly and unpredictably and our inability to timely and cost-effectively adapt to those changes and future requirements may impact our profitability in this market and our overall margins;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, and the inherent risks of our substantial foreign operations; and

•	seasonality in one or more of our business segments.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 24, 2013 and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics and the logo design are trademarks or registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Net revenues	$209,070	$204,179	$818,607	$762,226
Cost of revenues	98,015	98,086	391,979	359,045
Gross profit	111,055	106,093	426,628	403,181
Gross profit %	53.1%	52.0%	52.1%	52.9%

Research, development and engineering	22,453	20,848	84,781	80,373
Selling, general and administrative	53,105	47,969	201,176	182,445
Restructuring and other related charges	—	398	547	2,266
Total operating expenses	75,558	69,215	286,504	265,084
Operating income	35,497	36,878	140,124	138,097
Operating income %	17.0%	18.1%	17.1%	18.1%

Interest and other income (expense), net	956	(136)	1,015	328
Income before income taxes	36,453	36,742	141,139	138,425
Income tax expense	8,510	8,033	28,722	32,023
Net income	$27,943	$28,709	$112,417	$106,402

% of net revenues	13.4%	14.1%	13.7%	14.0%

Earnings per common share:
Basic	$0.67	$0.68	$2.65	$2.55
Diluted	$0.65	$0.67	$2.59	$2.49

Shares used in computing earnings per common share:
Basic	41,866	42,104	42,452	41,748
Diluted	42,697	43,119	43,364	42,738

Effective tax rate	23.3%	21.9%	20.4%	23.1%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	March 31,
	2014	2013
ASSETS
Cash and cash equivalents	$232,704	$228,776
Short-term investments	102,717	116,581
Total cash, cash equivalents and short-term investments	335,421	345,357
Accounts receivable, net	138,301	128,209
Inventory, net	57,132	67,435
Deferred tax assets	11,776	10,120
Other current assets	13,657	15,369
Total current assets	556,287	566,490
Long-term investments	100,342	80,261
Property, plant and equipment, net	134,402	99,111
Goodwill and purchased intangibles, net	16,165	16,440
Other assets	4,619	2,303
Total assets	$811,815	$764,605
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$30,756	$37,067
Accrued liabilities	66,851	66,419
Total current liabilities	97,607	103,486
Deferred tax liabilities	—	1,742
Long-term income taxes payable	12,719	12,005
Other long-term liabilities	2,825	925
Total liabilities	113,151	118,158
Stockholders' equity	698,664	646,447
Total liabilities and stockholders' equity	$811,815	$764,605

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Cash flows from operating activities
Net Income	$27,943	$28,709	$112,417	$106,402
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,895	4,115	15,566	16,219
Stock-based compensation	6,184	4,177	23,180	18,350
Provision for excess and obsolete inventories	(281)	270	4,138	1,576
Deferred income taxes	1,041	2,013	1,571	984
Excess tax benefit from stock-based compensation	(225)	(1,792)	(4,659)	(2,722)
Other operating activities	638	610	1,983	2,249
Changes in assets and liabilities:
Accounts receivable, net	(4,793)	(15,120)	(11,332)	(16,335)
Inventory, net	9,175	(868)	6,040	(14,811)
Current and other assets	529	(1,128)	1,355	(6,056)
Accounts payable	4,028	1,055	(6,311)	2,778
Accrued liabilities	(1,806)	5,801	(418)	9,641
Income taxes	3,041	4,404	(2,039)	7,226
Cash provided by operating activities	49,369	32,246	141,491	125,501

Cash flows from investing activities
Purchase of investments	(65,519)	(70,216)	(247,355)	(258,278)
Proceeds from maturities of investments	42,745	66,450	137,955	184,115
Proceeds from sale of investments	12,732	18,393	102,414	56,471
Acquisitions, net of cash acquired	—	—	—	(1,926)
Capital expenditures	(13,328)	(9,932)	(50,985)	(39,310)
Cash provided by (used for) investing activities	(23,370)	4,695	(57,971)	(58,928)

Cash flows from financing activities
Repurchase of common stock	(28,900)	(305)	(85,654)	(23,931)
Proceeds from issuances under stock-based compensation plans	4,455	18,775	24,054	31,865
Employees' tax withheld and paid for restricted stock and restricted stock units	(207)	(199)	(6,221)	(3,047)
Proceeds from revolving line of credit	—	—	—	18,000
Repayments of revolving line of credit	—	(20,000)	—	(55,000)
Payment of cash dividends	(4,267)	(4,316)	(17,372)	(17,072)
Excess tax benefit from stock-based compensation	225	1,792	4,659	2,722
Cash used for financing activities	(28,694)	(4,253)	(80,534)	(46,463)

Effect of exchange rate changes on cash and cash equivalents	(135)	(568)	942	(669)
Net increase (decrease) in cash and cash equivalents	(2,830)	32,120	3,928	19,441
Cash and cash equivalents at beginning of period	235,534	196,656	228,776	209,335
Cash and cash equivalents at end of period	$232,704	$228,776	$232,704	$228,776

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
GAAP Gross profit	$111,055	$106,093	$426,628	$403,181
Stock-based compensation	695	391	2,554	2,020
Accelerated depreciation	—	252	261	1,012
Lease termination charges	—	—	1,388	—
Non-GAAP Gross profit	$111,750	$106,736	$430,831	$406,213
Non-GAAP Gross profit %	53.5%	52.3%	52.6%	53.3%

GAAP Research, development and engineering	$22,453	$20,848	$84,781	$80,373
Stock-based compensation	(1,696)	(1,126)	(6,404)	(4,842)
Accelerated depreciation	—	(176)	(200)	(682)
Lease termination charges	—	—	(21)	—
Purchase accounting amortization	(50)	—	(200)	—
Non-GAAP Research, development and engineering	$20,707	$19,546	$77,956	$74,849

GAAP Selling, general and administrative	$53,105	$47,969	$201,176	$182,445
Stock-based compensation	(3,794)	(2,659)	(14,222)	(11,488)
Lease termination charges	—	—	(45)	—
Purchase accounting amortization	—	—	(106)	—
Non-GAAP Selling, general and administrative	$49,311	$45,310	$186,803	$170,957

GAAP Operating expenses	$75,558	$69,215	$286,504	$265,084
Stock-based compensation	(5,490)	(3,785)	(20,626)	(16,330)
Accelerated depreciation	—	(176)	(200)	(682)
Lease termination charges	—	—	(66)	—
Purchase accounting amortization	(50)	—	(306)	—
Restructuring and other related charges	—	(398)	(547)	(2,266)
Non-GAAP Operating expenses	$70,018	$64,856	$264,759	$245,806

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Twelve Months Ended
	March 31,				March 31,
	2014		2013		2014		2013
GAAP Operating income	$35,497		$36,878		$140,124		$138,097
Stock-based compensation	6,185		4,176		23,180		18,350
Accelerated depreciation	—		428		461		1,694
Lease termination charges	—		—		1,454		—
Purchase accounting amortization	50		—		306		—
Restructuring and other related charges	—		398		547		2,266
Non-GAAP Operating income	$41,732		$41,880		$166,072		$160,407

GAAP Net income	$27,943		$28,709		$112,417		$106,402
Stock-based compensation	6,185		4,176		23,180		18,350
Accelerated depreciation	—		428		461		1,694
Lease termination charges	—		—		1,454		—
Purchase accounting amortization	50		—		306		—
Restructuring and other related charges	—		398		547		2,266
Income tax effect of above items	(1,738)		(1,416)		(7,498)		(6,551)
Income tax effect of unusual tax items	(650)	(1)	(1,835)	(2)	(7,432)	(3)	(3,906)	(2)
Non-GAAP Net income	$31,790		$30,460		$123,435		$118,255

GAAP Diluted earnings per common share	$0.65		$0.67		$2.59		$2.49
Stock-based compensation	0.14		0.11		0.53		0.44
Accelerated depreciation	—		0.01		0.01		0.03
Lease termination charges	—		—		0.03		—
Restructuring and other related charges	—		—		0.02		0.05
Income tax effect	(0.05)		(0.08)		(0.33)		(0.24)
Non-GAAP Diluted earnings per common share	$0.74		$0.71		$2.85		$2.77

Shares used in diluted earnings per common share calculation	42,697		43,119		43,364		42,738

(1)	Excluded amount represents tax benefits from release of tax reserves.
(2)	Excluded amount represents tax benefits from the expiration of certain statutes of limitations.
(3)	Excluded amount represents tax benefits from release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.

Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, which are adjusted to exclude certain non-cash expenses and charges from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS, including stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.  We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q113		Q213		Q313		Q413		Q114	Q214	Q314	Q414
GAAP Gross profit	$97,696		$97,228		$102,164		$106,093		$105,632	$99,614	$110,327	$111,055
Stock-based compensation	596		526		507		391		535	638	686	695
Accelerated depreciation	124		318		318		252		220	41	—	—
Lease termination charges	—		—		—		—		262	1,126	—	—
Non-GAAP Gross profit	$98,416		$98,072		$102,989		$106,736		$106,649	$101,419	$111,013	$111,750
Non-GAAP Gross profit %	54.3%		54.7%		52.2%		52.3%		52.6%	52.3%	52.2%	53.5%

GAAP Operating expenses	$65,600		$62,711		$67,558		$69,215		$69,683	$68,778	$72,485	$75,558
Stock-based compensation	(4,024)		(4,336)		(4,185)		(3,785)		(4,452)	(5,327)	(5,357)	(5,490)
Accelerated depreciation	(57)		(226)		(223)		(176)		(151)	(49)	—	—
Lease termination charges	—	—	—	—	—	—	—	—	—	(66)	—	—
Purchase accounting amortization	—		—		—		—		(121)	(85)	(50)	(50)
Restructuring and other related charges	—		—		(1,868)		(398)		(723)	176	—	—
Non-GAAP Operating expenses	$61,519		$58,149		$61,282		$64,856		$64,236	$63,427	$67,078	$70,018

GAAP Operating income	$32,096		$34,517		$34,606		$36,878		$35,949	$30,836	$37,842	$35,497
Stock-based compensation	4,620		4,862		4,692		4,176		4,987	5,965	6,043	6,185
Accelerated depreciation	181		544		541		428		371	90	—	—
Lease termination charges	—		—		—		—		262	1,192	—	—
Purchase accounting amortization	—		—		—		—		121	85	50	50
Restructuring and other related charges	—		—		1,868		398		723	(176)	—	—
Non-GAAP Operating income	$36,897		$39,923		$41,707		$41,880		$42,413	$37,992	$43,935	$41,732
Non-GAAP Operating income %	20.3%		22.3%		21.1%		20.5%		20.9%	19.6%	20.7%	20.0%

GAAP Income before income taxes	$32,108		$34,792		$34,783		$36,742		$35,463	$31,195	$38,028	$36,453
Stock-based compensation	4,620		4,862		4,692		4,176		4,987	5,965	6,043	6,185
Accelerated depreciation	181		544		541		428		371	90	—	—
Lease termination charges	—		—		—		—		262	1,192	—	—
Purchase accounting amortization	—		—		—		—		121	85	50	50
Restructuring and other related charges	—		—		1,868		398		723	(176)	—	—
Non-GAAP Income before income taxes	$36,909		$40,198		$41,884		$41,744		$41,927	$38,351	$44,121	$42,688

GAAP Income tax expense	$8,545		$8,868		$6,577		$8,033		$8,510	$8,057	$3,645	$8,510
Income tax effect of above items	1,421		1,648		2,066		1,416		1,889	2,072	1,799	1,738
Income tax effect of unusual tax items	—		—		2,071		1,835		935	226	5,621	650
Non-GAAP Income tax expense	$9,966		$10,516		$10,714		$11,284		$11,334	$10,355	$11,065	$10,898
Non-GAAP Income tax expense as a % of Non-GAAP Income before income taxes	27.0%		26.2%		25.6%		27.0%		27.0%	27.0%	25.1%	25.5%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q113	Q213	Q313	Q413	Q114	Q214	Q314	Q414
GAAP Net income	$23,563	$25,924	$28,206	$28,709	$26,953	$23,138	$34,383	$27,943
Stock-based compensation	4,620	4,862	4,692	4,176	4,987	5,965	6,043	6,185
Accelerated depreciation	181	544	541	428	371	90	—	—
Lease termination charges	—	—	—	—	262	1,192	—	—
Purchase accounting amortization	—	—	—	—	121	85	50	50
Restructuring and other related charges	—	—	1,868	398	723	(176)	—	—
Income tax effect of above items	(1,421)	(1,648)	(2,066)	(1,416)	(1,889)	(2,072)	(1,799)	(1,738)
Income tax effect of unusual tax items	—	—	(2,071)	(1,835)	(935)	(226)	(5,621)	(650)
Non-GAAP Net income	$26,943	$29,682	$31,170	$30,460	$30,593	$27,996	$33,056	$31,790

GAAP Diluted earnings per common share	$0.55	$0.61	$0.66	$0.67	$0.62	$0.53	$0.80	$0.65
Stock-based compensation	0.11	0.11	0.11	0.11	0.11	0.14	0.14	0.14
Accelerated depreciation	—	0.01	0.01	0.01	0.01	—	—	—
Lease termination charges	—	—	—	—	0.01	0.02	—	—
Restructuring and other related charges	—	—	0.05	—	0.02	—	—	—
Income tax effect	(0.03)	(0.03)	(0.10)	(0.08)	(0.07)	(0.05)	(0.18)	(0.05)
Non-GAAP Diluted earnings per common share	$0.63	$0.70	$0.73	$0.71	$0.70	$0.64	$0.76	$0.74

Shares used in diluted earnings per common share calculation	42,570	42,403	42,618	43,119	43,650	43,597	43,228	42,697

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Office and Contact Center	$134,033	$133,119	$139,449	$142,700	$151,183	$139,945	$146,636	$150,501
Mobile	36,157	33,305	44,138	49,860	41,624	42,685	52,804	49,093
Gaming and Computer Audio	6,789	7,797	9,024	7,137	6,451	8,156	9,360	5,707
Clarity	4,386	5,059	4,791	4,482	3,560	3,194	3,939	3,769
Total net revenues	$181,365	$179,280	$197,402	$204,179	$202,818	$193,980	$212,739	$209,070
Net revenues by geographic area from unaffiliated customers:
Domestic	$104,078	$107,513	$111,847	$113,009	$121,318	$115,795	$113,042	$125,123
International	77,287	71,767	85,555	91,170	81,500	78,185	99,697	83,947
Total net revenues	$181,365	$179,280	$197,402	$204,179	$202,818	$193,980	$212,739	$209,070

Balance Sheet accounts and metrics:
Accounts receivable, net	$108,300	$108,070	$112,677	$128,209	$120,903	$123,748	$133,379	$138,301
Days sales outstanding (DSO)	54	54	51	57	54	57	56	60
Inventory, net	$58,932	$61,639	$66,905	$67,435	$65,314	$69,150	$66,569	$57,132
Inventory turns	5.7	5.3	5.7	5.8	6.0	5.5	6.2	6.9